Exhibit 10.4

STOCK AWARD AGREEMENT
THIS STOCK AWARD AGREEMENT (the “Agreement”) is made effective as of the _____ day of _______ 201_ (the “Date of Grant”), by and between CYS Investments, Inc., a Maryland corporation (the “Company”), and _________________ (the “Participant”).
R E C I T A L S:
WHEREAS, the Company has adopted the CYS Investments, Inc. 2013 Equity Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and
WHEREAS, the Committee has elected to grant the Stock Award provided for herein to the Participant, an employee of the Company, pursuant to the Company’s Incentive Compensation Plan for the year ended December 31, 201_.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:
1.Grant of the Stock Award. Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Participant a Stock Award (the “Stock Award”) consisting of ____ restricted shares of Common Stock (the “Restricted Shares”). The Restricted Shares shall vest and become nonforfeitable in accordance with Section 2 hereof.
2.    Vesting.
(a)Subject to the Participant’s continued employment with the Company or an Affiliate until the applicable anniversary of the Date of Grant, the Restricted Shares shall vest and become nonforfeitable with respect to ____ Restricted Shares on each of the ____ and ____ anniversaries of the Date of Grant and with respect to ____ Restricted Shares on the ____ anniversary of the Date of Grant.
(b)    Notwithstanding any other provision of this Agreement to the contrary, any Restricted Shares not previously forfeited or vested shall become vested (i) on the date of the Participant’s death, (ii) on the date that the Participant ceases to be employed by the Company or an Affiliates on account of Disability (as defined below), or (iii) on a Control Change Date if the Participant remains in continuous employment from the Date of Grant until the date of the Participant’s death, termination on account of Disability or a Control Change Date, as applicable.
(c)    Any Restricted Shares that are not vested on or before the cessation of the Participant’s employment shall be forfeited by the Participant without consideration on the date on which the Participant’s employment with the Company or an Affiliate terminates or is terminated.

(d)    For purposes of this Agreement, “employment” means service provided by the Participant as an officer, director or employee of the Company or an Affiliate.
(e)    For purposes of this Agreement, “Disability” means that the Participant is, as a result of injury or physical or mental illness, absent from the full-time performance of his or her duties to the Company for a period of 180 consecutive calendar days.
3.    Certificates. Certificates evidencing the Restricted Shares shall be issued by the Company and shall be registered in the Participant’s name on the stock transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to the vesting of such Restricted Shares pursuant to Section 2. As a condition to the receipt of this Restricted Stock Award, the Participant shall deliver to the Company a stock power, duly endorsed in blank, relating to the Restricted Shares. No certificates shall be issued for fractional Shares.
4.    Rights as a Stockholder. The Participant shall be the record owner of the Restricted Shares until or unless such Restricted Shares are forfeited pursuant to Section 2 hereof, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights with respect to the Restricted Shares and the Participant shall receive, when paid, any dividends or distributions on all of the Restricted Shares granted hereunder as to which the Participant is the record holder on the applicable record date; provided that the Restricted Shares shall be subject to the limitations on transfer and encumbrance set forth in Section 7. As soon as practicable following the vesting of any Restricted Shares pursuant to Section 2, certificates for the Restricted Shares which shall have vested shall be delivered to the Participant or to the Participant along with the stock powers relating thereto.
5.    Legend on Certificates. The certificates representing the vested Restricted Shares delivered to the Participant shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
6.    No Right to Continued Service. The granting of the Stock Award evidenced by this Agreement shall impose no obligation on the Company or an Affiliate to continue the employment or service of the Participant and shall not lessen or affect the right of the Company or an Affiliate to terminate the employment or service of such Participant.
7.    Transferability. The Restricted Shares may not, at any time prior to becoming vested pursuant to Section 2, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.
8.    Withholding. The Participant shall make arrangements satisfactory to the Company with respect to the satisfaction of applicable income and employment tax withholding requirements and the Company is hereby authorized to withhold from the Participant’s compensation any applicable withholding taxes in respect of the Restricted Shares, their grant or vesting or any payment or transfer with respect to the Restricted Shares and to take such action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes. Without limiting the generality of the foregoing, to the extent permitted by the Committee, the Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of shares of Common Stock held by the Participant (which are not subject to any pledge or other security interest [and which have been vested and held by the Participant for no less than six months (or such other period as established from time to time by the Committee or United States generally accepted accounting principles)]) or by having the Company withhold from the number of Restricted Shares otherwise deliverable to the Participant hereunder Restricted Shares with a Fair Market Value not in excess of the statutory minimum withholding liability.
9.    Securities Laws. Upon the vesting of any Restricted Shares, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.
10.    Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the corporate records of the Company for such Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
11.    Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS.
12.    Stock Award Subject to Plan. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Stock Award and the Restricted Shares granted hereunder are subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
13.     Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
CYS INVESTMENTS, INC.
By:    _____________________________________
Kevin E. Grant, Chief Executive Officer
AGREED AND ACKNOWLEDGED:
_________________________________

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